Exhibit 5.1

O’Melveny & Myers LLP Two Embarcadero Center 28th Floor San Francisco, CA 94111-3823	T+1 415 984 8700 F+1 415 984 8701 omm.com	File Number: 0483955-00038

June 1, 2026

Lantronix, Inc.

48 Discovery, Suite 250

Irvine, California 92618

Re:	Offering of 4,791,667 Shares of Common Stock of Lantronix, Inc.

We have acted as special counsel to Lantronix, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of 4,166,667 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the grant to the Underwriters (as defined below) of an option to purchase an additional 625,000 shares of Common Stock (together with the Firm Shares, the “Shares”), pursuant to the Underwriting Agreement, dated May 29, 2026 (the “Underwriting Agreement”), among the Company and Needham & Company, LLC and Canaccord Genuity LLC as underwriters (the “Underwriters”). The Shares are being offered and sold pursuant to the registration statement on Form S-3 (File No. 333-284749) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on February 7, 2025 and declared effective by the Commission on February 19, 2025, and the prospectus supplement (the “Prospectus Supplement”), dated May 29, 2026 and filed with the Commission.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:

(a)	the Registration Statement;

(b)	the Prospectus Supplement;

(c)	the Underwriting Agreement;

(d)	the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended through the date hereof (together, the “Organizational Documents”); and

(e)	originals or copies of resolutions of the board of directors of the Company relating to the preparation and filing of the Registration Statement, the offering of the Shares and related matters.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore

Based on this examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K, dated June 1, 2026, and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted, /s/ O’Melveny & Myers LLP

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